Exhibit 10(d)

EXECUTION VERSION

AMENDMENT NO. 4 TO RECEIVABLES FINANCING AGREEMENT

This AMENDMENT NO. 4 TO RECEIVABLES FINANCING AGREEMENT, dated as of July 20, 2026 (this “Amendment”), among ONCOR RECEIVABLES LLC, a Delaware limited liability company, as Borrower (the “Borrower”), ONCOR ELECTRIC DELIVERY COMPANY LLC, a Delaware limited liability company, in its individual capacity (“Oncor”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”), the Group Agents and Lenders party hereto, and MUFG BANK, LTD. (“MUFG”), as a Committed Lender, as a Group Agent and as Administrative Agent.

W    I    T    N    E    S    S    E    T   H  :

WHEREAS, the parties hereto have heretofore entered into that certain Receivables Financing Agreement, dated as of April 28, 2023 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto seek to modify the Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), each of the parties hereto agrees as follows:

A G R E E M E N T:

1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) Section 1.01 of the Agreement.

2. Amendments to the Agreement. Effective as of April 17, 2026 (the “Effective Date”), the Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

3. Conditions to Effectiveness. This Amendment shall be effective as of the Effective Date, upon receipt by Administrative Agent of executed counterparts of this Amendment duly executed by each of the parties hereto.

4. Certain Representations and Warranties. The Borrower and the Servicer represent and warrant to each Credit Party as of the date hereof, as follows:

(a) Representations and Warranties. Its respective representations and warranties contained in the Agreement and each other Transaction Document to which it is a party are true and correct in all material respects on and as of the date hereof or, if such representations and warranties by their terms refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

(b) Power and Authority; Due Authorization. That it (i) has all necessary limited liability company power and authority to (A) execute and deliver this Amendment and (B) perform its obligations under this Amendment, the Agreement (as amended hereby) and each of the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Agreement (as amended hereby) and the other Transaction Documents to which it is a party.

(c) Binding Obligations. This Amendment, the Agreement (as amended hereby), and each of the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of the Borrower and the Servicer, as applicable, enforceable against the Borrower and the Servicer, as applicable, in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) No Event of Default or Unmatured Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from this Amendment or the transactions contemplated hereby.

(e) Sales under the Purchase and Sale Agreement. No Originator has provided written notice to the Borrower or the Administrative Agent of its election to terminate sales of Receivables under the Purchase and Sale Agreement.

(f) No Borrowing Base Deficit. No Borrowing Base Deficit exists or would exist after giving effect to this Amendment or the transactions contemplated hereby.

5.	Reference to and Effect on the Agreement and the Other Transaction Documents.

(a) From and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import, and each reference in each of the other Transaction Documents to the “Receivables Financing Agreement”, “thereunder”, “thereof” or words of like import, in each case referring to the Agreement, shall mean and be, a reference to the Agreement, as amended hereby.

(b) It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Agreement, any other Transaction Document or any of the rights, obligations or liabilities thereunder. The Agreement (except as specifically amended herein) and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its respective terms.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent or any other Credit Party under, nor constitute a waiver of or amendment to, any other provision or condition under, the Agreement or any other Transaction Document.

6. Costs and Expenses. The Borrower agrees to pay on demand all reasonable out- of-pocket costs and expenses (including reasonable Attorney Costs) of the Administrative Agent and the other Credit Parties, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby.

7. GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

8. Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

9. Integration. This Amendment, the Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

10. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12. Mutual Negotiations. This Amendment is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Amendment or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Amendment, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

13. Headings. The captions and headings of this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ONCOR RECEIVABLES LLC By: /s/ Kevin R. Fease Name: Kevin R. Fease Title: Treasurer
ONCOR ELECTRIC DELIVERY COMPANY LLC, as the Servicer By: /s/ Kevin R. Fease Name: Kevin R. Fease Title: Vice President and Treasurer

Amendment No. 4 to RFA

MUFG BANK, LTD., as Administrative Agent By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

MUFG BANK, LTD., as Group Agent for the MUFG Group By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

MUFG BANK, LTD., as a Committed Lender By: /s/ Eric Williams Name: Eric Williams Title: Managing Director

VICTORY RECEIVABLES CORPORATION, as a Conduit Lender By: /s/ Kevin J. Corrigan Name: Kevin J. Corrigan Title: Vice President

Amendment No. 4 to RFA

SMBC NIKKO SECURITIES AMERICA, INC., as Group Agent for the SMBC Group By: /s/ Brandon Grant Name: Brandon Grant Title: Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Lender By: /s/ Irlen Mak Name: Irlen Mak Title: Executive Director

MANHATTAN ASSET FUNDING COMPANY LLC, as a Conduit Lender By: MAF Receivable Corp., its Member By: /s/ Irina Khaimova Name: Irina Khaimova Title: Vice President

Amendment No. 4 to RFA

ROYAL BANK OF CANADA, as Group Agent for the RBC Group By: /s/ Edward V. Westerman Name: Edward V. Westerman Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Committed Lender By: /s/ Edward V. Westerman Name: Edward V. Westerman Title: Authorized Signatory

By: /s/ Tess Ehrlich Name: Tess Ehrlich Title: Authorized Signatory

THUNDER BAY FUNDING, LLC, as a Conduit Lender By: /s/ Edward V. Westerman Name: Edward V. Westerman Title: Authorized Signatory

Amendment No. 4 to RFA

TRUIST BANK, as Group Agent for the Truist Group By: /s/ Anh Nguyen Name: Anh Nguyen Title: Managing Director
TRUIST BANK, as a Committed Lender By: /s/ Anh Nguyen Name: Anh Nguyen Title: Managing Director

Amendment No. 4 to RFA

EXHIBIT A

(Attached)

Exhibit A

Amendment No. 4 to RFA

CONFORMED COPY EXHIBIT A TO AMENDMENT NO. ~~3~~4, DATED AS OF ~~MAY 5~~JULY 20, 2026

RECEIVABLES FINANCING AGREEMENT

Dated as of April 28, 2023 by and among

ONCOR RECEIVABLES LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders and as Group Agents,

MUFG BANK, LTD.,

as Administrative Agent, and

ONCOR ELECTRIC DELIVERY COMPANY LLC,

as initial Servicer

any PUCT requirements or (y) otherwise approved by the Administrative Agent in writing and

(vii)	remains in full force and effect.

“Eligible Receivable” means, as of any date of determination, a Receivable:

(a) (i) which represents all or part of the sales price of services, sold by an Originator to the related Obligor in the ordinary course of such Originator’s business and sold or contributed to the Borrower pursuant to the Purchase and Sale Agreement, (ii) that is a Receivable for which all obligations of the related Originator in connection with which have been fully performed, and the related services performed, (iii) no portion of which is in respect of any amount as to which the related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” or “conditional” sales or any performance by an Originator), (iv) which is not owed to any Originator or the Borrower, in whole or in part, as a bailee or consignee for another Person, (v) which is not issued under cash-in-advance or cash-on-account terms and (vi) with payment terms of (and which is due and payable) not more than 35 days from the original invoice date for such Receivable; provided that, for the avoidance of doubt, no portion of any Receivable for which the related services have not been performed by an Originator shall constitute an “Eligible Receivable” (including for purposes of calculating the Net Receivable Pool Balance);

(b) for which the related Originator has recognized all of the related revenue on its financial books and records in accordance with GAAP;

(c) which (i) constitutes an “account” or a “payment intangible”, (ii) is not evidenced or represented by “instruments” or “chattel paper”, (iii) does not constitute, or arise from the sale of, “as-extracted collateral”, in each case, as defined in the UCC, (iv) does not represent Finance Charges and (v) is not payable in installments;

(d)	no Obligor of which (i) is a Sanctioned Person, (ii) is a Governmental Authority,
(iii) is subject to an Event of Bankruptcy that has occurred and is continuing or (iv) is an Excluded Obligor;

(e) each Obligor of which is a resident of, and has a billing address in, the United States or any State thereof;

(f) no Obligor of which has an aggregate Unpaid Balance of Defaulted Receivables, Repurchased Qualified Defaulted Receivables and Delinquent Receivables included in the Receivables Pool (or otherwise constituting Repurchased Qualified Defaulted Receivables) that is more than 50% of the aggregate Unpaid Balance of all Pool Receivables owed by such Obligor;

(g) which (i) is not a Defaulted Receivable, a Delinquent Receivable, a Modified Receivable, a Repurchased Qualified Defaulted Receivable, a Subject Unbilled Surcharge Receivable or an Excluded Receivable and (ii) has not been cancelled;

Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” has the meaning specified in Section 2.03(a). “Fees” has the meaning specified in Section 2.03(a).

“FERC” means the Federal Energy Regulatory Commission or any successor thereto.

“Final Maturity Date” means the date that (i) is sixty (60) days following the Scheduled Termination Date or (ii) such earlier date on which the Aggregate Capital and all other Borrower Obligations become due and payable pursuant to Section 9.01.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges, early termination charges or similar charges owing by an Obligor pursuant to such Contract.

“Financial Officer” of any Person means, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person, or any responsible officer of such Person designated by one of the foregoing officers.

“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Floor” means a rate of interest equal to 0.0%. “Fourth Amendment Date” means July 20, 2026.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders and related Group Agent and (ii) for any other Lender that does not have a Related Conduit Lender, such Lender, together with such Lender’s

Concentration Percentage
Obligor A	25.00%
Obligor B	25.00%
Obligor C	3.25%

“Stress Factor” means 2.00.

“Subject Unbilled Surcharge Receivable” means, as of any date of determination, any Receivable that satisfies each of the following criteria: (i) such Receivable is an Unbilled Receivable, (ii) such Unbilled Receivable accrued on or after April 17, 2026 and prior to the Fourth Amendment Date and (iii) such Unbilled Receivable relates to the surcharge contemplated by PUCT Docket No. 58306 for the difference in the new base rates approved in such docket and Oncor’s rates that had been in effect for the period from January 1, 2026 to June 1, 2026.

“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement. “Sub-Servicer” has the meaning set forth in Section 8.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, or (b) by one or more Subsidiaries of such Person.

“Supplier Receivable” means any Pool Receivable the Obligor of which is a material supplier to any Originator or any of its respective Affiliates or an Affiliate of any such material supplier.

“Tariff” means Oncor’s Tariff for Retail Delivery Service (including the service regulations contained therein), as approved by the PUCT, which Tariff may be amended from time to time with PUCT approval.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax with respect thereto.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date,

(b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.01, and (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).

voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents.

(d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, each Lender and each Group Agent shall have the right to look solely to the Servicer for performance,

(iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of any Originator, the Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation; provided, no such consent shall be required with respect to the delegation of any duties to outside collection agencies with respect to certain Defaulted Receivables.

(e) Notwithstanding anything to the contrary herein or in any other Transaction Document, the Subject Unbilled Surcharge Receivables shall (i) be excluded from the calculations of (x) “Adjusted Dilution Ratio,” “Borrowing Base,” “Borrowing Base Deficit,” “Concentration Limit,” “Days’ Sales Outstanding,” “Defaulted Receivable,” “Delinquent Receivable,” “Dilution Horizon Ratio,” “Dilution Ratio,” “Dilution Reserve Floor Percentage,” “Dilution Volatility Ratio,” “Dynamic Dilution Reserve Percentage,” “Dynamic Loss Reserve Percentage,” “Excess Obligor Concentration Amount,” “Excess Unbilled Receivables Concentration Amount,” “Excluded Receivables Ratio,” “Loss Horizon Ratio,” “Loss Ratio,” “Net Receivable Pool Balance,” “Required Reserves,” “Servicing Fee” and “Servicing Fee Reserve Percentage” (y) any components of the calculations and terms described in clause (x) above and (z) each other item required to be reported on for purposes of any Monthly Report, for all purposes of this Agreement and the other Transaction Documents and (ii) constitute a portion of the Collateral for all purposes of this Agreement and the other Transaction Documents.

SECTION 8.02. Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article III hereof. The Servicer may, in accordance with the Credit and Collection Policy, the Tariff, PURA or any PUCT requirements, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws (including the Tariff, PURA or any PUCT requirements) or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid